EXHIBIT 10.22

                        AMENDMENT TO AMS PROPERTIES, INC.
                    MASTER LEASE DOCUMENT AND FACILITY LEASES


         AMENDMENT dated as of October 1, 1994 between HEALTH AND RETIREMENT PROPERTIES TRUST (known in Wisconsin as "Health and Rehabilitation Properties REIT"), a real estate investment trust formed under the laws of the State of Maryland ("HRP") and AMS PROPERTIES, INC., a Delaware corporation ("AMS Properties")

                              W I T N E S S E T H:

         WHEREAS, HRP, as landlord, and AMS Properties, as tenant, have entered into a Master Lease Document, General Terms and Conditions dated as of December 28, 1990, as amended (the "Master Lease"), and have also executed Facility Leases which incorporate by reference the Master Lease (collectively, the "Facility Leases") relating to the health care facilities described on Exhibit A-2 to the Master Lease and on Exhibit F-3 to the Acquisition Agreement, Agreement to Lease and Mortgage Loan Agreement, dated as of December 28, 1990, as amended (the "Acquisition Agreement"), between HRP, AMS Properties, HostMasters, Inc., GranCare, Inc. (formerly known as AMS Holding Co.) and American Medical Services, Inc.;

         WHEREAS, HRP and AMS Properties have agreed to amend the Master Lease and the Facility Leases as hereinafter provided;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, HRP and AMS Properties agree as follows:

                      SECTION 1. AMENDMENTS TO MASTER LEASE

         The Master Lease is hereby amended as follows:

                  (a) Section 3.1.1(b) of the Master Lease is amended in full to read as follows:

                  (b) Adjustments of Minimum Rent Following Disbursements under Renovation Funding Agreement. Effective on the date of each disbursement made pursuant to the terms of the Renovation Funding Agreement after September 30, 1994 for the purpose of paying for the cost of renovations at the applicable Leased Property, each installment of Minimum Rent under the Lease for such Leased Property shall be increased, effective on the date of such disbursement, to an amount equal to the product of (i) a fraction, the numerator of which is the amount advanced and the denominator of which is twelve (12) multiplied by (ii) the higher of (x) ten percent (10%) or (y) the quoted yield, on the date of disbursement, for United States Treasury obligations maturing on December 31, 2010


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         (or the next  longest  maturity if no maturity on December  31, 2010 is available) plus four hundred (400) basis points. The computation of yield shall be made using the information on the date of disbursement quoted in The Wall Street Journal. If The Wall Street Journal shall not
         be  available,   Landlord  shall  choose  the  quotation  from  another
         recognized source. If any such disbursement is made during any calendar month on a day other than the first day of a calendar month, Tenant shall pay to Landlord on the first day of the immediately following calendar month (in addition to the amount of Minimum Rent payable with respect to such month, as adjusted pursuant to this paragraph (b)) the amount by which Minimum Rent for the preceding month, as adjusted for such disbursement, exceeded the amount of Minimum Rent payable by
         Tenant  for  such  preceding   month  without  giving  effect  to  such
         adjustment.

         (b) Section 3.1.2 of the Master Lease is amended in full to read as follows:

                  3.1.2 Additional Rent.

                  Tenant shall pay Landlord  additional rent ("Additional Rent")
         (a) for the Collective Leased Properties in the amount of $200,000 on or before December 31, 1995, and (b) for the applicable Leased Property, in advance on the first day of each calendar month of each calendar year, commencing January 1, 1996, in an amount equal to the product of (x) the Minimum Rent for the applicable Leased Property as at December 31 of the prior year multiplied by (y) seventy-five percent (75%) of the percentage increase in the Index (as hereinafter defined) since September 30, 1994 as measured at December 31 of such prior year; provided that the amount of each monthly installment of Additional Rent payable for any calendar year may not exceed an amount that, when aggregated with the monthly installment of Minimum Rent for the applicable Leased Property for such year, would exceed the sum of the monthly installments of Minimum Rent and Additional Rent for the applicable Leased Property for December of the previous year by more than 2%. As used herein, the term "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, Boston, Massachusetts, All Items 1982-1984=100. The Index is presently published by the Bureau of Labor Statistics of the United States Department of Labor. In the event publication of the Index ceases, the computation of the Additional Rent due from Tenant during each year with respect to which the Index is to be applied shall be computed upon the basis of whatever index published by the United States Department of Labor at that time is most nearly comparable as a measure of general changes in price levels for the Boston area.


                    SECTION 2. AMENDMENTS TO FACILITY LEASES

         The first sentence of Paragraph 6 of the Facility Lease for each Leased Property is hereby amended to provide that the annual amount of initial Minimum Rent and the amount of each monthly installment of initial Minimum Rent are the respective amounts set forth on Schedule 1 hereto.




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              SECTION 3. EFFECT ON MASTER LEASE AND FACILITY LEASES

         (a) Except as specifically provided above, the Master Lease and the Facility Leases shall remain in full force and effect and each is hereby ratified and confirmed.

         (b) The amendments set forth herein (i) do not constitute an amendment, waiver or modification of any term, condition or covenant of the Master Lease or any Facility Lease, or any of the instruments or documents referred to therein, other than as specifically set forth herein, and (ii) shall not prejudice any rights which HRP or its successors and assigns may now or hereafter have under or in connection with the Master Lease and the Facility Leases, as amended hereby, or any of the instruments or documents referred to therein.

                            SECTION 4. EFFECTIVENESS

         This Amendment shall become effective as of the date first above indicated when a counterpart to this Amendment shall have been executed by each of the parties hereto.

                      SECTION 5. COSTS, EXPENSES AND TAXES

         AMS Properties agrees to pay all costs and expenses of HRP in connection with the preparation, reproduction, execution and delivery of this Amendment, including the reasonable fees and expenses of Sullivan & Worcester, special counsel to HRP with respect thereto.

                            SECTION 6. GOVERNING LAW

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                       SECTION 7. NO LIABILITY OF TRUSTEES

         THE DECLARATION OF TRUST OF HRP, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HRP SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HRP. ALL PERSONS DEALING WITH HRP, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HRP FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.




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         IN WITNESS  WHEREOF,  the parties  have  executed  this  amendment as a sealed instrument as of the date first above written.

                                          LANDLORD:

                                          HEALTH AND RETIREMENT
                                          PROPERTIES TRUST,
                                          a Maryland real estate
                                          investment trust


                                          By:/s/ David J. Hegarty
                                             Name:  David J. Hegarty
                                             Title: President

                                          TENANT:

                                          AMS PROPERTIES, INC.


                                          By: /s/
                                             Name:
                                             Title:




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                             SCHEDULE 1 TO AMENDMENT

                    Schedule of Revised Minimum Rent Amounts



                                                            Amount of Monthly
                                         Aggregate Yearly      Installment of
Facility Name                State           Minimum Rent        Minimum Rent
          Flagship           CA               $   714,759         $ 59,563.00
Golden Hill                  CA                   458,213           38,184.00
Lancaster                    CA                   585,057           48,755.00
Pacific Gardens              CA                   802,330           50,194.00
Palm Springs,                CA                   402,107           33,509.00
Health Care
Tarzana                      CA                   623,338           51,945.00
Thousand Oaks                CA                   639,036           53,253.00
Van Nuys                     CA                   244,457           20,371.00
Ceders Health Care           CO                   783,615           65,301.00
Cherrelyn Manor              CO                 1,017,118           84,760.00
Friendship Manor             IL                   452,148           37,679.00
Greentree Health             WI                   317,831           26,486.00
Care
Park Manor                   WI                   635,366           52,947.00
Pine Manor                   WI                   319,471           26,623.00
Sunny Hill Health            WI                   348,958           29,080.00
Care
The Virginia                 WI                   885,698           72,142.00
Woodland                     WI                 1,535,970          127,998.00
River Hills East             WI                   773,840           64,487.00
                                               11,539,312             943,277
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